                                                                EXHIBIT 10.19(a)


                             FORWARD AIR CORPORATION
                               CASH INCENTIVE PLAN

SECTION 1.  PLAN ESTABLISHMENT AND PURPOSE

1.1 Establishment. Forward Air Corporation, a Tennessee corporation (the "Company"), hereby establishes an annual/quarterly compensation program for selected key employees, which shall be known as the Forward Air Corporation Cash Incentive Plan (the "Plan").

1.2 Purpose. The purpose of the Plan is to enhance the likelihood that the Company will be able to maximize the success and profitability of the Company by providing significant incentive opportunities to selected key employees. It is also intended to assist in the attraction and retention of key members of management and to further link executive and Company interests and objectives.

SECTION 2.  DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

         (a) Administrator means the Executive Committee of the Board of Directors of Forward Air Corporation; provided, however, administration of the Plan shall be consistent with the terms hereof including, without limitation, the overview and approval of the Compensation Committee of the Board of Directors, as provided in Section 3.

         (b)      Company means Forward Air Corporation, and any subsidiaries.

         (c) Disability shall have the same meaning as provided in a long-term disability plan maintained by the Company if, at any time during the period that this Plan is in operation, the Company adopts a long-term disability plan. In the event of a dispute, the determination of Disability shall be made by the Administrator. Disability shall mean a physical or mental condition which, in the judgment of the Administrator, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Administrator may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Administrator may make the determination in its sole discretion and any decision of the Administrator will be binding on all parties.

         (d) Participant means any individual designated to participate in the Plan pursuant to Subsection 4.1.

         (e)      Plan means the Forward Air Corporation Cash Incentive Plan.

         (f) Plan Quarter means the three-month periods of January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

         (g) Plan Year means the twelve month period beginning January 1 through December 31.

         (h) Retirement means the voluntary termination of a Participant who has attained age 65.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.  ADMINISTRATION, NO CONTROL AND NATURE OF INTEREST

3.1 Administration. The Administrator shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and shall have all the powers necessary to accomplish these purposes; including, but not by way of limitation, the right, power and authority:

         (a) To make rules and regulations for the administration of the Plan;

         (b) To construe all terms, provisions, conditions and limitations of the Plan;

         (c) To correct any defects, supply any omissions or reconcile any inconsistencies that may appear in the Plan in the manner and to the extent deemed expedient;

         (d) To determine all controversies relating to the administration of the Plan, including but not limited to, differences of opinion which may arise between the Company or the Administrator and the Participants;

         (e) To resolve any questions necessary to promote the uniform administration of the Plan;

         All executive awards to Officers of the Company, however, are subject to approval of the Compensation Committee of the Board of Directors. In addition, the total annual incentive awards to be provided by the Plan are subject to approval by the Compensation Committee.

3.2 Administrator's Discretion. The Administrator, in exercising any power or authority granted under this Plan, or in making any determination under this Plan, shall perform or refrain from performing those acts in his sole and absolute discretion and judgment. Any decision made by the Administrator, or any refraining to act or any act taken by the Administrator, in good faith shall be final and binding on all parties.

3.3 Liability and Indemnity of Administrator. The Administrator shall not be liable for any act done or any determination made in good faith. The Company shall, to the fullest extent permitted by law, indemnify and hold the Administrator harmless from any and all claims, causes of action, damages and expenses (including reasonable attorneys' fees and expenses) incurred by the Administrator in connection with or otherwise related to his or her service in such capacity.

3.4 No Control and Nature of Interest. The granting of rights to Participants under the provisions of the Plan represents only a contracted right to receive compensation. Accordingly, the Plan grants no right to, or interest in, either express or implied, any equity position or ownership in the Company.

SECTION 4. PARTICIPATION. Participants in the Plan shall be recommended by the Chief Executive Officer of the Company and approved by the Administrator from among those key employees of the Company who, in the opinion of the Chief Executive Officer of the Company and the Administrator, are in a position to contribute materially to the continued growth and development of the Company and to its long term financial success. In order to qualify for a pay out of any incentive award, the Participant must be continuously employed through the actual date of payment.

SECTION 5.  INCENTIVE AWARDS

5.1 Setting Target Incentive. Annually, the Chief Executive Officer will recommend to the Administrator a list of Officer Participants and a Target Incentive for each. In addition, on a quarterly basis, the Chief Executive Officer will recommend to the Administrator a list of non-officer Participants and a Target Incentive for each. The Target Incentive will be calculated as a percent of each Participant's base salary at the beginning of the Plan Year or Plan Quarterly, as applicable. Each Target Incentive will consist of up to two components, namely:

         -  A Local Goal, and/or
         -  A Consolidated Goal


         Quarterly, the Chief Executive Officer will determine the percentage relationship that each of the established goals will comprise of the Target Incentive. The Administrator will review the recommendations, will approve, modify or reject each and will notify each Participant of his or her Target Incentive for the Plan Year and the components included in the Target Incentive. It is anticipated that the Target Incentive will be established and communicated to the Participant no later than the end of the first month of the Plan Year or Plan Quarter, as applicable.

5.2 Local Goal. The Local Goal will be based upon financial objectives relating to the performance of a terminal, division or other unit of the Company. The Local Goal may vary from quarter to quarter and for a given period, will be recommended by the Chief Executive Officer and approved by the Administrator.

5.3 Consolidated Goal. The Consolidated Goal will be based upon financial objectives relating to the performance of a division, other unit of the Company or the Company as a whole. The Consolidated Goal may vary from quarter to quarter and for a given period, will be recommended by the Chief Executive Officer and approved by the Administrator.

SECTION 6.  PAYMENT OF INCENTIVE AMOUNTS

6.1 Local and Consolidated Goals. At the end of each Plan Year for Officers and Plan Quarter for all other non-officer participants, the Administrator will review the Company's financial performance and calculate the amount of Local and Consolidated Goal that has been earned by each Participant. Payment for achievement of Local and Consolidated Goals will be based upon the schedule to be developed.

6.2 Payment and Timing. All payments under the Plan will be made in cash. Payments will be made as soon as administratively feasible following the finalization of the Company's financial statements for the applicable Plan Quarter, except for those individuals who are officers of the Company who will be paid on an annual basis upon finalization of the Company's financial statements for the entire fiscal year.

SECTION 7.  EMPLOYMENT EVENTS

7.1 Termination of Employment. In the event that the Participant terminates employment for any reason other than death, Disability or Retirement, prior to payment of all or a portion of the Target Incentive, the unpaid portion, if any, shall be forfeited, even if employee was employed during the entire period for which the Target Incentive was calculated.

7.2 Death, Disability, Retirement. In the event that the Participant terminates employment as a result of death, Disability or Retirement, the Participant, or the estate of the Participant, will be entitled to a payment based upon the Goals achieved; but the payment will be reduced by one-third for each full month, by which the Participant's death, Disability or Retirement precedes the end of the Plan Period.

SECTION 8.  LIMITATION OF RIGHTS.  Nothing in this Plan shall be construed:

         (a) To give any Participant any right to be awarded a Target Incentive other than at the sole discretion of the Administrator;

         (b) To limit in any way the right of the Company to terminate a Participant's employment with the Company at any time; or

         (c) To evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular capacity or for any particular remuneration.

SECTION 9. DURATION OF PLAN. The Plan shall remain in effect indefinitely, subject to the Company's right to terminate the Plan pursuant to the terms hereof.

SECTION 10. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN. The Company may at any time terminate the Plan, and from time to time, may amend or modify it, provided that no such action shall adversely affect any right or obligation with respect to any awards therefore granted.

SECTION 11. ALIENATION. No benefit provided by this Plan shall be transferable by the Participant except on the Participant's death, as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan shall be void. No right or benefit under this Plan shall, in any manner, be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to the right or benefit. If any Participant becomes bankrupt or attempts to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit under this Plan, then the right or benefit shall, in the discretion of the Administrator, cease. In that event, the Company may hold or apply the right or benefit, or any part of the right or benefit, for the benefit of the Participant, his or her spouse, children, or dependents, the beneficiary or any of them, in the manner or in the proportion that the Administrator shall deem proper, in his sole discretion, but is not required to do so.

SECTION 12. TAX WITHHOLDING. Payments under the Plan shall be subject to applicable federal, state, and local tax withholding requirements.

SECTION 13. UNFUNDED PLAN. The Plan is unfunded. The Company shall not be required to segregate any assets that may be represented by an Incentive Amount; the Company shall not be deemed to be a trustee of any amounts to be paid to a Participant. Any liability of the Company to pay any Participant with respect to an Incentive Amount shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; and no such obligation shall be deemed to be secured by any pledge or encumbrance on any property of the Company. However, the Company has the discretion at any time to segregate such assets that may be represented by an Incentive Amount. The assets will at all times remain property of the Company.

SECTION 14. SUCCESSOR COMPANY. In the event of a merger, consolidation, combination or reorganization involving the Company and any other entity or corporation, the Administrator shall have the discretion to terminate the Plan as of the effective date of the merger, consolidation, combination or reorganization.

SECTION 15. GOVERNING LAW. The Plan, and all agreements hereunder, shall be constructed in accordance with and governed by the laws of the State of Tennessee except to the extent superseded by federal law.

SECTION 16. EFFECTIVE DATE. The plan shall become effective as of January 1,
1999.